Exhibit 10.17(b)

FIRST AMENDMENT TO TERM LOAN
AND SECURITY AGREEMENT

         THIS FIRST AMENDMENT TO TERM LOAN AND SECURITY AGREEMENT, dated as of December 16, 2002, amends and supplements that certain Term Loan and Security Agreement dated as of July 31, 2002 (the “Loan Agreement”) between GREATER BAY BANCORP (the “Company”) and U.S. BANK NATIONAL ASSOCIATION (the “Bank”).

RECITAL

         The Company and the Bank desire to amend the Loan Agreement as provided below.

AGREEMENTS

         In consideration of the promises and agreements set forth in the Loan Agreement, as amended hereby, the Bank and the Company agree as follows:

         1.       Definitions and References. Capitalized terms not otherwise defined herein have the meanings assigned to them in the Loan Agreement. All references to the Loan Agreement contained in the Loan Documents shall, upon fulfillment of the conditions set forth in section 3 below, mean the Loan Agreement as amended by this First Amendment.

         2.       Amendments to Credit Agreement. The Loan Agreement is amended as follows:

                  (a)        The following definitions are added to section 1 thereof to appear in the appropriate alphabetical sequence:

                         “CODES” means the zero coupon senior convertible contingent debt securities issued by the Borrower in the principal amount at maturity of $312,877,000 due 2022.

                         “Marketable Securities” means (i) negotiable debt obligations issued by the U.S. Treasury Department, the Government National Mortgage Association (“Ginnie Mae”), Federal National Mortgage Association (“FNMA”), or Federal Home Loan Mortgage Corporation (“Freddie Mac”), and by Ginnie Mae, FNMA and Freddie Mac together, or (ii) collateralized mortgage obligations acceptable to the Bank or mortgage backed securities issued by Ginnie Mae, FNMA or Freddie Mac; provided, that, (i) or (ii) above shall exclude interest-only and principal-only stripped securities, securities representing residual interests in mortgage pools, and securities that are not listed on a national securities exchange or regularly quoted in a national quotation service) and, provided, further, that securities under (i) or (ii) above shall have a weighted average maturity, as shown by Bloomberg, of less than four years.

                         “Primary Capital” means the sum of (i) shareholder’s equity plus (ii) Loan Loss Reserves for the Borrower and its consolidated Subsidiaries as set forth in the Borrower’s most recent publicly reported consolidated financial statements.

                  (b)       Section 4.2(b) is amending by deleting the proviso at the end thereof and inserting the following in its place:

; provided that the Borrower may pledge the capital stock of Mid-Peninsula Bank owned by the Borrower to Wells Fargo Bank, National Association, as agent (“Wells Fargo”), or any successor to Wells Fargo, to secure the Borrower’s obligations, in an amount not to exceed $80,000,000 under that certain 364 Day Revolving Credit Agreement among the Borrower, the lenders party thereto and Wells Fargo, as agent, as the same may be amended, modified, supplemented or restated from time to time.

                  (c)       Section 4.2(h)(i)(C) is created to read as follows:

                           (C)       a ratio of Nonperforming Assets to Primary Capital of not greater than 13.0%.

                  (d)       Section 4.2(h)(viii) is created to read as follows:

(viii) The Borrower shall maintain, as of the end of each fiscal quarter, a minimum ratio of the fair market value of unencumbered Marketable Securities then held by the Borrower to the then liability of all outstanding CODES of not less than 50%.

                  (e)       Section 6.1(d) is amended by deleting “$10,000,000” contained therein and substituting “$5,000,000” in its place.

                  (f)       Section 6.1(e) is amended by deleting “$10,000,000” contained therein and substituting “$5,000,000” in its place.

         3.       Effectiveness of First Amendment. This First Amendment shall become effective upon its execution and delivery by the Company and the Bank.

         4.       Representations and Warranties. The Company represents and warrants to the Bank that:

                  (a)       The execution, delivery and issuance of this First Amendment, and the performance by the Company of its obligations hereunder, are within its corporate power, have been duly authorized by proper corporate action on the part of the Company, are not in violation of any existing law, rule or regulation of any governmental agency or authority, any order or decision of any court, the Articles of Incorporation or By-Laws of the Company or the terms of any agreement, restriction or undertaking to which the Company is a party or by which it is bound, and do not require the approval or consent of the shareholders of the Company, any governmental body, agency or authority or any other person or entity; and

                  (b)       The representations and warranties contained in the Loan Documents are true and correct in all material respects as of the date of this First Amendment, except for immaterial changes involving an amount not to exceed $500,000 and changes that would not reasonably be expected to have a material adverse effect on the Company and its Subsidiaries taken as a whole, and, to the Company’s knowledge, no condition exists or event or act has occurred that, with or without the giving of notice or the passage of time, would constitute a “default” under the Loan Agreement.

         5.       Costs and Expenses. The Company agrees to pay to the Bank, on demand, all costs and expenses (including reasonable attorneys’ fees) paid or incurred by the Bank in connection with the negotiation, execution and delivery of this First Amendment.

         6.       Full Force and Effect. The Loan Agreement, as amended hereby, remains in full force and effect.

         7.       Counterparts. This First Amendment may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any party hereto may execute this First Amendment by signing any such counterpart.

GREATER BAY BANCORP
By:	/s/ STEVEN C. SMITH

Its EVP, CFO and CAO

By:	/s/ KAMRAN HUSAIN

Its Senior Vice President

U.S. BANK NATIONAL ASSOCIATION
By:	/s/ JON B. BEGGS

Its Vice President

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